UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2021

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51476	20-2903526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

248 Route 25A, No. 2

East Setauket, New York 11733

(Address of principal executive offices)

(631) 830-7092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIXT	The Nasdaq Stock Market (Capital Market)
Warrants to purchase Common Stock, par value $0.0001 per share	LIXTW	The Nasdaq Stock Market (Capital Market)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2021, the Company’s Board of Directors (the “Board”) appointed Regina Brown to the Board as an additional independent director. Ms. Brown will also serve as a member of the Audit Committee of the Board, replacing Stephen Forman and as its Chairman and replacing Philip Palmedo, who will continue as a member of the Audit Committee.

Ms. Brown has been a practicing accountant for over thirty years. Currently, her practice has a wide range of clients, varying in size, industry and geographic locations. They include large national corporations listed on the New York Stock Exchange, as well as Southern California businesses. Other clients consist of professionals, wholesalers and high net worth individuals. Many of her clients have international and cross-border operations.

As a consequence of her depth of experience, she regularly assists other professionals with their client’s issues and performs tax research and analysis in connection with litigation and other matters including marital dissolution, tax and accounting with respect to mergers and acquisitions, implementation of internal controls, and extensive work in the area of trusts and estates. In addition, international tax matters and compliance have become a significant part of her practice. Ms. Brown is a member in good standing of the California Society of CPAs and the American Institute of Certified Public Accountants and has appeared as a speaker before both organizations.

As a new director, Ms. Brown has been granted an option to purchase 250,000 shares of common stock exercisable at $2.80 per share, the closing price of the Company’s common stock as of May 11, 2021, for a period of five years, vesting 50% on the grant date and the remainder vesting 12.5% on the last day of each subsequent calendar quarter-end until fully vested.

Item 8.01.	Other Events.

On May 12, 2021, the Company issued a press release regarding the appointment of Regina Brown to the Company’s Board.

Item 9.01.	Financial Statements and Exhibits.

(d) There is filed as part of this report the exhibit listed on the accompanying Index to Exhibits, which exhibit is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2021	LIXTE BIOTECHNOLOGY HOLDINGS, INC.

	By:	/s/ JOHN S. KOVACH
John S. Kovach, Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release regarding the appointment of Regina Brown to the Board of Directors

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